Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

February 7, 2017

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

Real Goods Solar, Inc., a Colorado corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell, through Roth Capital Partners, LLC (“Roth”) as its exclusive agent, up to 2,410,000 combinations consisting of (x) (i) one share of Class A Common Stock (the “Common Stock”), par value $0.0001 per share (each, such share of Common Stock, a “Share”), plus (ii) three-quarters of a Series M Warrant (the “Series M Warrants”) with each whole Series M Warrant entitling the holder to purchase one Share and/or (y) combinations consisting of (i) one Prepaid Series N Warrant to purchase one Share (the “Series N Warrants”) plus (ii) three-quarters of a Series M Warrant, with each whole Series M Warrant entitling the holder to purchase one Share, as elected by each investor directly to various investors (the “Investors”). The several combinations are collectively referred to herein as the “Units” and the Series M Warrants and the Series N Warrants are collectively referred to herein as the “Warrants”. Roth is sometimes referred to herein as the “Placement Agent”.

The Company and Roth hereby confirm their agreement as follows:

1.            Agreement to Act as Placement Agent. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall serve as the exclusive placement agent in connection with the issuance and sale by the Company of the Units from the Registration Statement (as defined in Section 2 below), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the Investors. The Placement Agent shall act on a best efforts basis and does not guarantee that it will be able to sell the Units in the Offering. As compensation for services rendered, on the Closing Date (as defined below), the Company shall pay to the Placement Agent an aggregate amount equal to 7% of the gross proceeds received by the Company from the sale of Units in the Offering. The purchase price to the Investors for each combination of a Share and Series M Warrant is $2.50 (the “Offering Price”) and the purchase price to the Investors for each combination consisting of a Series N Warrant and Series M Warrant is $2.49. The Company shall also issue Roth a Warrant to purchase 5.0% of the Shares and Series N Warrants sold in the Offering as part of the Units (for the avoidance of doubt, excluding any Warrant Shares (as defined below) issuable upon exercise of the Series M Warrants). Roth may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering. The term of the Placement Agent’s exclusive engagement will be 15 days from the date hereof (the “Exclusive Term”). The Placement Agent will be entitled to collect all fees earned through termination.

1

2.            Registration Statement and Final Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-193718) under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement, registering the Units, the Common Stock, the Warrants, and the Shares issuable upon exercise of the Warrants (the “Warrant Shares”). Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, as amended (including post effective amendments thereto), the exhibits and any schedules thereto and the documents and information otherwise deemed to be a part thereof or incorporated by reference therein by the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. The Company will file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Units. The prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus,” and the final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, if any, the Base Prospectus, the Final Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, if any, the Base Prospectus, or the Final Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.

3.            Representations and Warranties Regarding the Offering.

(a)          The Company represents and warrants to, and agrees with, the Placement Agent, as of the date hereof and as of the Closing Date, except as otherwise indicated, as follows:

(i)          At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto, complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined below) as of the date hereof and at the Closing Date, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, when considered together with the Time of Sale Disclosure Package, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Time of Sale Disclosure Package or the Final Prospectus in reliance upon, and in conformity with, written information furnished to the Company by Roth specifically for use in the preparation thereof. The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or the Final Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the Knowledge of the Company, are contemplated or threatened by the Commission. The term “Knowledge” as used in this Agreement shall mean actual knowledge of the Company’s executive officers after due and reasonable inquiry.

2

(ii)         The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission, and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Base Prospectus, any subscription agreement between the Company and the Investors, and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package.

(iii)        The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus. To the Company’s Knowledge, Hein & Associates LLP is an independent public accounting firms with respect to the Company within the meaning of the Securities Act and the Rules and Regulations. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3

(iv)        No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Time of Sale Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(v)         The statistical, industry and market related data, including supply, demand and pricing information, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(vi)        Except as disclosed in the Final Prospectus, there is no action pending to delist the Shares from NASDAQ Capital Market (“NASDAQ”), nor has the Company received any notification that NASDAQ is currently contemplating terminating such listing. When issued, the Shares and the Warrant Shares will have been subject to a Listing of Additional Shares Notice filed with NASDAQ.

(vii)       The Units have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as Roth determines, or are or will be exempt from the qualification requirements of such jurisdictions.

(viii)      The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units, Shares, Warrants, or Warrant Shares.

(ix)        The Company is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act. Subject to Section 6(d) below, the Company represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any Issuer Free Writing Prospectus in connection with the Offering. Subject to Section 6(d) below, the Company has not distributed and the Company will not distribute, prior to the completion of the distribution of the Units, any offering material in connection with the Offering other than subscription agreements (if so requested by Roth) between the Company and the Investors and the Base Prospectus, the Final Prospectus, the Registration Statement, and copies of the documents, if any, incorporated by reference therein.

(x)         The Company is not and, after giving effect to the offering and sale of the Units, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

4

(b)          Any certificate signed by any officer of the Company and delivered to Roth or to Roth’s counsel shall be deemed a representation and warranty by the Company to Roth as to the matters covered thereby.

4.            Representations and Warranties Regarding the Company.

(a)          The Company represents and warrants to, and agrees with, the Placement Agent, except as set forth in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and the attached Schedule 4, as follows:

(i)          The Company and each of its subsidiaries have been duly organized and each is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)         The Company has the power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)        Except as set forth in Schedule 4, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected except to the extent such conflict, violation, breach, default, or right of termination, amendment, acceleration or cancellation is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws.

5

(iv)        Except as set forth in Schedule 4, all consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(v)         All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued and paid for pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all applicable securities laws, and free of preemptive, registration or similar rights. The Warrants constitute valid and binding obligations of the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all applicable securities laws, and free of preemptive, registration or similar rights.

(vi)        Other than its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(vii)       Each of the Company and its subsidiaries has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Except as set forth in Schedule 4, each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as set forth on Schedule 4, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

6

(viii)        Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the conversion of the Company’s Senior Secured Convertible Notes due April 1, 2019, exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)         Except as set forth in Schedule 4, there is not pending or, to the Knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(x)          The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xi)         Except as set forth in Schedule 4, the Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

7

(xii)        The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the Knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(xiii)       The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) except as disclosed in the Company’s filings with the Commission, the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xiv)      Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering of the Units contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xv)       Except as set forth in Schedule 4, the Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xvi)      No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

8

(xvii)     Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, bylaws or other equivalent organizational or governing documents, except where the violation is not reasonably likely to result in a Material Adverse Effect.

(xviii)    Neither the Company, its subsidiaries nor, to its Knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xix)       No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xx)        There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to Roth or the sale of the Units hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect Roth’s compensation, as determined by FINRA.

(xxi)       Except as set forth on Schedule 4, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180 day period prior to the date hereof.

(xxii)      To the Company’s Knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date hereof, has any direct or indirect affiliation or association with any FINRA member. The Company will advise Roth and its counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(xxiii)     Other than the Placement Agent, no person has the right to act as a placement agent, underwriter or as a financial advisor in connection with the sale of the Units contemplated hereby.

5.            Closing and Settlement. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Units (or their constituent components) shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”) at the offices of Roth (or at such other place as shall be agreed upon by Roth and the Company), the first such Closing to take place at 10:00 a.m., Pacific Daylight time, on February 9, 2017 (unless another time shall be agreed to by Roth and the Company). Payment of the purchase price at each Closing shall be made by the Investors through Roth’s clearing firm, against delivery of the Shares (through the DWAC facilities of the Depository Trust Company) and the Warrants, and such Shares and Warrants shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request and as set forth in the applicable subscription agreement executed by each Investor.

9

6.            Covenants. The Company covenants and agrees with the Placement Agent as follows:

(a)          During the period beginning on the date hereof and ending on the later of the Closing Date or such date as the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Placement Agent for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which Roth reasonably objects.

(b)          From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Placement Agent in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Final Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(c)          During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Units or their constituent securities as contemplated by the provisions hereof, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. If during such period any event occurs the result of which the Final Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or in the reasonable opinion of the Placement Agent or its counsel to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company will promptly notify Roth and will amend the Registration Statement or supplement the Final Prospectus so as to correct such statement or omission or effect such compliance.

10

(d)          The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act. In the event that Roth expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e)          The Company will furnish to the Placement Agent and its counsel copies of the Registration Statement, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Placement Agent may from time to time reasonably request.

(f)          The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g)          The Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(h)          The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery of the Units, including the reasonable legal fees of the Placement Agent’s counsel, up to a maximum amount of $75,000 for all such expenses and fees, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Units, the Time of Sale Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Placement Agent’s counsel incurred in connection with the qualification of the Units for offering and sale by the Placement Agent or by dealers under the securities or blue sky laws of the states and other jurisdictions that Roth shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) listing fees, if any, and (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

11

(i)          Except pursuant to the terms of outstanding options, warrants and convertible securities, the Company will not issue or sell any Common Stock or other equity or equity-linked securities (other than under existing stock option plans) during the Exclusive Term at less than the Offering Price or equivalent.

7.          Conditions of the Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the accuracy, as of the date hereof and at the applicable Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)          If filing of the Final Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Final Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or otherwise) shall have been complied with to Roth’s satisfaction.

(b)          The Placement Agent shall not have reasonably determined and advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in Roth’s reasonable opinion, is material, or omits to state a fact which, in Roth’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)          On the applicable Closing Date, there shall have been furnished to the Placement Agent the opinion and negative assurance letters of counsel for the Company, dated the applicable Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to Roth.

(d)          The Placement Agent shall have received a letter from Hein & Associates LLP, on the Closing Date addressed to the Placement Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information, including any financial information contained in Exchange Act Reports filed by the Company, and other matters required by Roth and a bringdown letter confirming the conclusions and findings of said firm on the applicable Closing Date.

12

(e)          On the applicable Closing Date, there shall have been furnished to the Placement Agent a certificate, dated the applicable Closing Date and addressed to the Placement Agent, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)          The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the applicable Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date;

(ii)         No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Units for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package or the Final Prospectus has been issued, and no proceeding for that purpose has been instituted or, to their Knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)        There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the applicable Closing Date.

(f)          The Common Stock shall be registered under the Exchange Act and shall be listed on NASDAQ Capital Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from NASDAQ Capital Market, nor, except as disclosed in the Final Prospectus, shall the Company have received any information suggesting that the Commission or NASDAQ is contemplating terminating such registration or listing.

(g)         The Company shall have furnished to the Placement Agent and counsel for the Placement Agent such additional documents, certificates and evidence as the Placement Agent or its counsel may have reasonably requested.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company at any time at or prior to the applicable Closing Date and such termination shall be without liability of any party to any other party, except that Section 1(b), Section 6(h), Section 8 and Section 9 shall survive any such termination and remain in full force and effect.

13

8.            Indemnification and Contribution.

(a)          The Company agrees to indemnify, defend and hold harmless the Placement Agent, its affiliates, directors and officers and employees, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Placement Agent or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Final Prospectus), or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) in whole or in part, any material inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure by the Company to perform any of its material obligations hereunder or under law, and will reimburse the Placement Agent for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof.

(b)          The Placement Agent will indemnify and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

14

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b), above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on the reasonable advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 8, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

15

(d)          If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b), above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the Offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, and the total placement agent fees received by the Placement Agent, in each case as set forth on the cover page of the Final Prospectus, bear to the aggregate offering price of the Units set forth on such cover. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Placement Agent shall not be required to contribute any amount in excess of the amount of the Placement Agent’s fees actually received from the Offering of the Units. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)          The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Placement Agent under this Section 8 shall be in addition to any liability that the Placement Agent may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

16

(f)          For purposes of this Agreement, the Placement Agent confirms , and the Company acknowledges, that there is no information concerning the Placement Agent furnished in writing to the Company by the Placement Agent specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, other than the statements regarding the Placement Agent set forth in the “Plan of Distribution” section of the Final Prospectus and Time of Sale Disclosure Package, only insofar as such statement relate to the Placement Agent’s compensation and expense reimbursement, the activities the Placement Agent may undertake in connection with this Offering, any prior relationships between the Company and the Placement Agent and the amount of the Company’s securities held by the Placement Agent and its affiliates.

9.            Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto including, but not limited to, the agreements of the Placement Agent and the Company contained in Section 1(b), Section 6(h) and Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Units to and by the Placement Agent hereunder.

10.          Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Placement Agent, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA, telecopy number: 949-720-7227, Attention: Equity Capital Markets; and if to the Company, shall be mailed, delivered or telecopied to it at 110 16th Street, 3rd Floor, Denver, CO 80202, telecopy number: 303-222-8323, Attention: Principal Financial Officer; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Units.

12.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as placement agent in connection with the sale of the Units and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) the price and other terms of the Units set forth in this Agreement were established by the Placement Agent and the Investors following discussions and arms-length negotiations and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agent, and not on behalf of the Company.

17

13.         No Limitations. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its affiliates to (a) trade in the Company’s or any other company’s securities or publish research on the Company or any other company, subject to applicable law, or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.

14.         Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.         Partial Unenforceability; Engagement Agreement. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision. Notwithstanding anything herein to the contrary, except as expressly set forth herein, the Engagement Agreement, dated October 17, 2016, between the Company and Roth shall continue to be effective and the terms therein shall continue to survive and be enforceable by Roth in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.

16.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.         Counterparts. This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

18

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and Roth in accordance with its terms.

Very truly yours,

REAL GOODS SOLAR, INC.

		By:	/s/ Alan Fine
		Name:	Alan Fine
		Title:	Principal Financial Officer

Confirmed as of the date first above- mentioned:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Bob Stephenson
Name:	Bob Stephenson
Title:	Managing Director

19

SCHEDULE 4

Disclosure Schedule for Placement Agency Agreement made by and between Real Goods Solar, Inc. and Roth Capital Partners, LLC as of February 7, 2017 (the “Placement Agency Agreement”)

Pursuant to Section 4 of the Placement Agency Agreement, the Company discloses the following:

Section 4(a)(iii) Contracts

The Company is a party to three prior Securities Purchase Agreements noted below (the “Prior SPAs”):

SPA Date	Party	Party	Participation Rights
1-Apr-16	The Company	As designated in SPA	Yes
26-Jun-15	The Company	As designated in SPA	Yes
23-Feb-15	The Company	As designated in SPA	Yes

Each of the Prior SPAs contain “participation rights” requiring the Company to offer the counter parties the right to participate, to defined participation levels, in any “Subsequent Placement.” Generally, Subsequent Placements are defined as:

Directly or indirectly, offering, selling, granting any option to purchase, or otherwise disposing of (or announcing any offering, sale, granting or any option to purchase or other disposition of) any of the Company’s or its subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) or Common Stock equivalents.

The Company intends to satisfy or obtain waivers of these participation rights in connection with the transactions contemplated by this Agreement.

Pursuant to the Underwriting Agreement, dated September 9, 2016, among the Company and the underwriters named in Schedule I thereto, for whom Roth acted as representative, the Company has agreed not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (iii) file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Roth, subject to certain exceptions.

The Securities Purchase Agreement dated as of December 8, 2016 provides that from the 31st calendar day after the closing date and ending on February 15, 2017, neither the Company nor any subsidiary of the Company shall issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock at an effective price per share of at least 110% of the per share purchase price. The Company intends to obtain a waiver of this covenant in connection with the transactions contemplated by this Agreement.

The Securities Purchase Agreement dated as of February 1, 2017 provides that until 90 days after the closing date, neither the Company nor any subsidiary of the Company shall issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock.  The Company intends to obtain a waiver of this covenant in connection with the transactions contemplated by this Agreement.

The Company also must obtain the Required Approvals (as defined below) to effect the transactions contemplated by this Agreement.

Section 4(a)(iv) Consents

See disclosure above under Section 4(a)(iii) Contracts.

The following shall constitute the “Required Approvals:”

•	The filing of one or more Current Report on Form 8-K in connection with the transactions contemplated by this Agreement.

•	The filing with the Commission of the Final Prospectus.

•	The notice and/or application(s) to NASDAQ or another applicable trading market for the issuance and sale of the Shares, the Warrants and the Warrant Shares and the listing of the Warrant Shares for trading thereon in the time and manner required thereby.

•	Any consent, waiver, authorization or order of, notice to, or filing or registration with the Financial Industry Regulatory Authority, Inc. or under state securities or Blue Sky laws.

Section 4(a)(vii) Taxes

On October 13, 2015 the California Board of Equalization issued a determination that the Company owes $272,333 in past due sales taxes for the period from October 1, 2011 to March 31, 2014. The Company has booked this liability on its financial statements for the year ended December 31, 2015. The Company intends to pay this assessment in monthly installments through March 31, 2017 and evaluate this determination and the opportunity to obtain a refund of some or all of this amount. The balance due as of February 7, 2017 is $82,071.

Section 4(a)(ix) Absence of Proceedings

In April 2009, the Company, Regrid Power, Inc., one of the Company’s subsidiaries, and Gaia, Inc., (formerly known as GAIAM, Inc.) (collectively the “Indemnitors”) entered into a General Indemnity Agreement (the “Indemnity Agreement”) with Argonaut Insurance Company (the “Carrier”). The Indemnity Agreement was designed to provide assurances to the Carrier in the event that the Carrier issued, procured or refrained from cancelling one or more bonds for the benefit of one or more of Indemnitors on or after the date of the Indemnity Agreement. In 2013, the Carrier issued a $624,000 Final Acceptance Payment and Performance Bond (the “Bond”) to secure the Company’s performance under a contract to construct a large commercial photovoltaic project (the “Project”) for the benefit of a third party (the “Beneficiary”).

Pursuant to the Indemnity Agreement, the Indemnitors are jointly and severally liable to the Carrier in the maximum amount of the Bond, plus certain costs of the Carrier, in the event that the Bond is called by the Beneficiary. The Bond’s original expiry date was October 15, 2015, unless earlier released by the Beneficiary. In October 2015 the Carrier agreed to extend the maturity of the Bond to December 31, 2016 and in October 2016, contingent upon the Company finalizing certain collateral obligations, the Carrier agreed to extend the maturity of the Bond to December 31, 2017. The balance of the collateral was posted on November 30, 2016, in conjunction with an agreement to extend the bond through December 31, 2017.

The Project was completed and operational in late 2012. Subsequently, the Beneficiary raised certain warranty related issues pertaining to the Project. The Company currently maintains a specific warranty liability for the Project of approximately $200,000.

On August 18, 2016, the Carrier commenced litigation against the Indemnitors in the federal district court in Denver, Colorado to, among other claims, compel one or more of the Indemnitors to deliver the remaining $424,000 due under the Indemnity Agreement. The Company has responded to the Carrier’s complaint with the parties having agreed to the Company posting the remaining $424,000 to the cash collateral prior to the end of 2016. As of November 22, 2016, the Company has posted the full amount of the cash collateral.

On November 30, 2016, the Company received a letter from the customer for the project in which the customer alleged that the Company has not completed agreed-upon remedial work to remedy alleged deficiencies and notified the Company that the customer intends to perform such remedial work at the Company’s expense using a third-party contractor. The customer also requested that the Beneficiary demand the full amount of the Bond. In addition, the customer demanded an aggregate of approximately $400,000 as liquidated damages under the terms of the project contract. The Company denies these assertions and disputes that the customer is entitled to liquidate damages. The Company plans to avail itself of all defenses and remedies available. The Company estimates that the range of loss related to this warranty claim is from approximately $200,000 to a maximum of approximately $1 million. The Company has recorded a liability for the minimum amount of the range of loss.

Section 4(a)(xi) Good Title

The Company has granted a security interest in substantially all its and its subsidiaries’ assets to Solar Solutions Distribution, LLC to secure obligations under the Company’s revolving line of credit.

The Company has granted a security interest in certain cash collateral accounts to the holders of the Company’s Senior Secured Convertible Notes due April 1, 2019.

Section 4(a)(xv) Insurance

The Company carries directors’ and officers’ liability insurance for the annual period ending on May 8th. Under the terms of the current policy, which expires on May 8, 2017, the Company has coverage limits of $3,000,000 maximum aggregate limit of liability with retentions ranging from $750,000 to $1,000,000 depending on the claim made. Additionally, the Company has “Excess D&O” coverage in the amount of $3,000,000 but has no right to renew this claims-made policy. The Company may acquire a run off period for another 12 months upon payment of an additional premium.

Section 4(a)(xxi) No Fees

In September 2016, the Company closed a public offering underwritten by Roth and WestPark Capital, Inc. (“WestPark”). In connection with the offering, the aggregate underwriter’s discount for Roth was $161,700 and for WestPark Capital, Inc. was $34,300. In addition, the Company paid Roth a $56,000 non-accountable expense reimbursement, and $75,000 as reimbursement for out-of-pocket expenses. The Company also issued to Roth a warrant to purchase up to an aggregate of 140 units consisting of preferred stock and warrants.

In December 2016, the Company completed a public offering for which Roth served as the placement agent. In connection with the offering, the Company paid Roth an aggregate cash fee of $359,471 related to this transaction. The Company also issued to Roth a warrant exercisable into shares of Common Stock.

On February 6, 2017, the Company completed a public offering for which Roth served as the placement agent. In connection with the offering, the Company paid Roth an aggregate cash fee of $868,941 related to the transaction. The Company also issued to Roth a warrant exercisable into shares of Common Stock.